Exhibit 99.1

EMPLOYMENT AGREEMENT

PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EXECUTIVE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION. CONSULT WITH YOUR LEGAL COUNSEL IF ALL THE TERM OR RENEWAL PERIOD AND PROVISIONS OF THIS AGREEMENT ARE NOT FULLY UNDERSTOOD BY YOU.

          THIS AGREEMENT is made as of the 6th day of March, 2005, by and between SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the “Company”), and W. MICHAEL KIPPHUT (the “Executive”).

W I T N E S S E T H :

          WHEREAS, the Company desires to assure itself of the Executive’s continued employment in an executive capacity; and

          WHEREAS, the Executive desires to be employed by the Company on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

     1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company shall employ the Executive during the Term or Renewal Period(s) (as hereinafter defined) in such management capacities as may be designated from time to time by the Company’s Chief Executive Officer (“CEO”). The Executive accepts such employment and agrees to devote his/her best efforts and entire business time, skill, labor, and attention to the performance of such duties. The Executive agrees to promptly provide a description of any other commercial duties or pursuits engaged in by the Executive to the Company’s CEO. If the Company’s CEO determines in good faith that such activities conflict with the Executive’s performance of his/her duties hereunder, the CEO shall notify Executive within thirty (30) days and the Executive shall promptly cease such activities to the extent as directed by the CEO. If the CEO does not provide such notice, Executive shall be free to engage in such commercial duties or pursuits. It is acknowledged and agreed that such description shall be made regarding any such activities in which the Executive owns more than 5% of the ownership of the organization or which may be in violation of Section 5 hereof, and that the failure of the Executive to provide any such description shall enable the Company to terminate the Executive for Cause (as provided in Section 6(c) hereof). The Company agrees to hold any such information provided by the Executive confidential and not disclose the same to any person other than a person to whom disclosure is reasonably necessary or appropriate in light of the circumstances. In addition, the Executive agrees to serve without additional compensation if elected or appointed to any office or position, including as a director, of the Company or any subsidiary or affiliate of the

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 1	Initial

W. Michael Kipphut

Company; provided, however, that the Executive shall be entitled to receive such benefits and additional compensation, if any, that is paid to executive officers of the Company in connection with such service.

     2. TERM OR RENEWAL PERIOD. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions for termination set forth in Section 6 hereof, the employment of the Executive under this Agreement shall commence on the effective date hereof and shall continue for the term of employment stated in Exhibit “A” attached hereto and incorporated herein (such term shall herein be defined as the “Term”). Provided, however, that this Agreement shall renew automatically for successive one (1) year periods (“Renewal Periods”) unless either party gives written notice of termination at least that number of days set forth on Exhibit “A” before the end of the Term or Renewal Period, as applicable (the “Renewal Notice Period”). The Executive agrees that some portions of this Agreement, including Sections 4, 5, 6 and 10 hereof, will remain in force after the termination of this Agreement.

     3. COMPENSATION.

     (a) Base Salary and Bonus. As compensation for the Executive’s services under this Agreement, the Executive shall receive and the Company shall pay a weekly base salary set forth on Exhibit “A”. Such base salary may be increased but not decreased during the Term or Renewal Period in the Company’s discretion based upon the Executive’s performance and any other factors the Company deems relevant. Such base salary shall be payable in accordance with the policy then prevailing for the Company’s executives. In addition to such base salary, the Executive shall be entitled during the Term or Renewal Period to a performance bonus and shall be eligible to participate in and receive payments or awards from all other bonus and other incentive compensation, stock option and restricted stock plans as may be adopted by the Company, all as determined by the Compensation Committee of the Board of Directors in its sole discretion.

     (b) Payments. All amounts paid pursuant to this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, federal income tax, state and local income tax, if any, and comparable laws and regulations.

     (c) Other Benefits. The Executive shall be reimbursed by the Company for all reasonable and customary travel and other business expenses incurred by the Executive in the performance of the Executive’s duties hereunder in accordance with the Company’s standard policy regarding expense verification practices. The Executive shall be entitled to that number of weeks paid vacation per year that is available to other executive officers of the Company in accordance with the Company’s standard policy regarding vacations and such other fringe benefits as may be set forth on Exhibit “A” and shall be eligible to participate in such pension, life insurance, health insurance, disability insurance, and other executive benefits plans, if any, which the Company may from time to time make available to its executive officers generally.

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 2	Initial

W. Michael Kipphut

     4. CONFIDENTIAL INFORMATION.

     (a) The Executive has acquired and will acquire information and knowledge respecting the intimate and confidential affairs of the Company, including, without limitation, confidential information with respect to the Company’s technical data, research and development projects, methods, products, software, financial data, business plans, financial plans, customer lists, business methodology, processes, production methods and techniques, promotional materials and information, and other similar matters treated by the Company as confidential (the “Confidential Information”). Accordingly, the Executive covenants and agrees that during the Executive’s employment by the Company (whether during the Term or Renewal Period hereof or otherwise) and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of the Executive’s duties hereunder, any Confidential Information obtained by the Executive while in the employ of the Company.

     (b) The Executive agrees that all memoranda; notes; records; papers or other documents; computer disks; computer, video or audio tapes; CD-ROMs; all other media and all copies thereof relating to the Company’s operations or business, some of which may be prepared by the Executive; and all objects associated therewith in any way obtained by the Executive shall be the Company’s property. This shall include, but is not limited to, documents; computer disks; computer, video and audio tapes; CD-ROMs; all other media and objects concerning any technical data, methods, products, software, research and development projects, financial data, financial plans, business plans, customer lists, contracts, price lists, manuals, mailing lists, advertising materials; and all other materials and records of any kind that may be in the Executive’s possession or under the Executive’s control. The Executive shall not, except for the Company’s use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company’s facilities, nor use any information concerning them except for the Company’s benefit, either during the Executive’s employment or thereafter. The Executive covenants and agrees that the Executive will deliver all of the aforementioned documents and objects, if any, that may be in the Executive’s possession to the Company upon termination of the Executive’s employment, or at any other time at the Company’s request.

     (c) In any action to enforce or challenge these Confidential Information provisions, the prevailing party is entitled to recover its attorney’s fees and costs.

     5. COVENANT NOT-TO-COMPETE AND NO SOLICITATION. Executive recognizes that the Company is in the business of employing individuals to provide specialized and technical services to the Company’s Clients. The purpose of these Covenant Not-to-Compete and No Solicitation provisions are to protect the relationship which exists between the Company and its Client while Executive is employed and after Executive leaves the employ of the Company. The consideration for these Covenant Not-to-Compete and No Solicitation provisions is the Executive’s employment with the Company.

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 3	Initial

W. Michael Kipphut

     (a) Executive acknowledges the following:

     (1) The Company expended considerable resources in obtaining contracts with its Clients;

     (2) The Company expended considerable resources to recruit and hire employees who could perform services for its Clients;

     (3) Through his/her employ with the Company, Executive will develop a substantial relationship with the Company’s existing or potential Clients, including, but not limited to, being the sole or primary contact between the Client and the Company;

     (4) Executive will be exposed to valuable confidential business information about the Company, its Clients, and the Company’s relationship with its Client;

     (5) By providing services on behalf of the Company, Executive will develop and enhance the valuable business relationship between the Company and its Client;

     (6) The relationship between the Company and its Client depends on the quality and quantity of the services Executive performs;

     (7) Through employment with the Company, Executive will increase his/her opportunity to work directly for the Client or for a competitor of the Company; and

     (8) The Company will suffer irreparable harm if Executive breaches these Covenant Not-to-Compete and No Solicitation provisions of this Agreement.

     (b) Executive agrees that:

     (1) The relationship between the Company and its Client (developed and enhanced when the Executive performs services on behalf of the Company) is a legitimate business interest for the Company to protect;

     (2) The Company’s legitimate business interest is protected by the existence and enforcement of these Covenant Not-to-Compete and No Solicitation provisions;

     (3) The business relationship which is created or exists between the Company and its Client, or the goodwill resulting from it, is a business asset of the Company and not the Executive; and

     (4) Executive will not seek to take advantage of opportunities which result from his/her employment with the Company and that entering into the

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 4	Initial

W. Michael Kipphut

Agreement containing Covenant Not-to-Compete and No Solicitation provisions is reasonable to protect the Company’s business relationship with its Clients.

     (c) Restrictions on Executive. During the Term and Renewal Period(s) of this Agreement and for a period of time set forth herein after the termination of this Agreement, for whatever reason, whether such termination was by the Company or the Executive, voluntarily or involuntarily, and whether with or without cause, Executive agrees that he/she shall not, as a principal, employer, stockholder, partner, agent, consultant, independent contractor, employee, or in any other individual or representative capacity:

     (1) Directly or indirectly engage in, continue in, or carry on the business of the Company or any business substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm, or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

     (2) Consult with, advise, or assist in any way, whether or not for consideration of any kind, any corporation, partnership, firm, or other business organization which is now, becomes, or may become a competitor of the Company in any aspect of the Company’s business during the Executive’s employment with the Company, including, but not limited to, advertising or otherwise endorsing the products of any such competitor or loaning money or rendering any other form of financial assistance to or engaging in any form of transaction whether or not on an arm’s length basis with any such competitor;

     (3) Provide or attempt to provide or solicit the opportunity to provide or advise others of the opportunity to provide any services of the type Executive performed for the Company or the Company’s Clients (regardless of whether and how such services are to be compensated, whether on a salaried, time and materials, contingent compensation, or other basis) to or for the benefit of any Client (i) to which Executive has provided services in any capacity on behalf of the Company, or (ii) to which Executive has been introduced to or about which the Executive has received information through the Company or through any Client from which Executive has performed services in any capacity on behalf of the Company;

     (4) Retain or attempt to retain, directly or indirectly, for itself or any other party, the services of any person, including any of the Company’s employees, who were providing services to or on behalf of the Company while Executive was employed by the Company and to whom Executive has been introduced or about whom Executive has received information through the Company or through any Client for which Executive has performed services in any capacity on behalf of the Company;

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 5	Initial

W. Michael Kipphut

     (5) Engage in any practice, the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of or which adversely affects the business or the Company; provided, however, that the foregoing shall not preclude the Executive’s ownership of not more than 2% of the equity securities of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended;

     (6) For purpose of these Covenant Not-to-Compete and No Solicitation provisions, Client includes any subsidiaries, affiliates, customers, and clients of the Company’s Clients. The Executive agrees that the geographic scope of this Covenant Not-to-Compete shall extend to the geographic area where the Company’s Clients conduct business at any time during the Term or Renewal Period(s) of this Agreement. For purposes of this Agreement, “Clients” means any person or entity to which the Company provides or has provided within a period of one (1) year prior to the Executive’s termination of employment, labor, materials or services for the furtherance of such entity’s or person’s business or any person or entity that within such period of one (1) year the Company has pursued or communicated with for the purpose of obtaining business for the Company.

     (d) Enforcement. These Covenant Not-to-Compete and No Solicitation provisions shall be construed and enforced under the laws of the State of Florida. In the event of any breach of this Covenant Not-to-Compete, the Executive recognizes that the remedies at law will be inadequate, and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 5. It is further acknowledged and agreed that the existence of any claim or cause of action on the part of the Executive against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of this Covenant Not-to-Compete, and the duration of this Covenant Not-to-Compete shall be extended in an amount which equals the time period during which the Executive is or has been in violation of this Covenant Not-to-Compete. In the event a court of competent jurisdiction determines that the provisions of this Covenant Not-to-Compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed only to the extent necessary to render it enforceable.

     (e) In an action to enforce or challenge these Covenant Not-to-Compete and No Solicitation provisions, the prevailing party is entitled to recover its attorney’s fees and costs.

     (f) By signing this Agreement, the Executive acknowledges that he/she understands the effects of these Covenant Not-to-Compete and No Solicitation provisions and agrees to abide by them.

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 6	Initial

W. Michael Kipphut

     6. TERMINATION

     (a) Death. The Executive’s employment hereunder shall terminate upon his/her death.

     (b) Disability. If during the Term or Renewal Period(s) the Executive becomes physically or mentally disabled in accordance with the terms and conditions of any disability insurance policy covering the Executive, or, if due to such physical or mental disability the Executive becomes unable for a period of more than six (6) consecutive months to perform his/her duties hereunder on substantially a full-time basis as determined by the Company in its sole reasonable discretion, the Company may, at its option, terminate the Executive’s employment hereunder upon not less than thirty (30) days’ written notice so long as the terms of any disability insurance policy then in effect provide for Executive to receive disability payments from that date forward.

     (c) Cause. The Company may terminate the Executive’s employment hereunder for Cause effective immediately upon notice. For purposes of this Agreement, the Company shall have “Cause” to terminate the Executive’s employment hereunder: (i) if the Executive engages in conduct which has caused or is reasonably likely to cause demonstrable and serious injury to Company; (ii) if the Executive is convicted of a felony as evidenced by a binding and final judgment, order, or decree of a court of competent jurisdiction; (iii) for the Executive’s failure or refusal to perform his/her duties or responsibilities hereunder as determined by the Company’s CEO in good faith, if such failure or refusal continues for a period of ten (10) days after written notice of the same to the Executive; (iv) for gross incompetence; (v) for the Executive’s violation of this Agreement, including, without limitation, Section 5 hereof; (vi) for chronic absenteeism; (vii) for use of illegal drugs; (viii) for insobriety by the Executive while performing his or her duties hereunder; and (ix) for any act of dishonesty or falsification of reports, records, or information submitted by the Executive to the Company.

     (d) Termination by the Executive. The Executive may terminate his/her employment hereunder at any time and for any reason by delivering written notice of termination to the Company. However, if the Executive terminates his/her employment for Good Reason (as defined below), such termination shall be deemed to be a termination by the Company without Cause requiring the payment of Liquidated Damages subject to the terms and conditions of this Agreement. For purposes of this Agreement, the term “Good Reason” shall mean (i) a Change of Control of the Company (as defined in Section 7 hereof), (ii) a good faith determination by the Executive that there has been a breach of this Agreement by the Company, (iii) a material adverse change in the Executive’s working conditions or status, (iv) the deletion of, or reduction in, the following title(s) of Executive: Senior Vice President and Chief Financial Officer, (v) a significant geographic relocation of the Executive’s principal office, (vi) a change in reporting such that Executive is required to report to someone other than the CEO; or (vii) a significant increase in travel requirements. If the Executive desires to terminate his employment for Good Reason, he/she shall first deliver written notice of termination to the CEO indicating in reasonable detail the facts and circumstances alleged to provide a basis for such termination and shall cease performing the Executive’s duties hereunder

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 7	Initial

W. Michael Kipphut

on the date which is seven (7) days after delivery of the notice, which date also shall be the date of termination of the Executive’s employment, unless the facts and circumstances alleged to provide the basis for such termination have, to the extent applicable, been substantially cured by Company by the end of such seven (7)-day period.

     (e) Payments Upon Termination. In the event of a termination of the Executive’s employment pursuant to Section 6 or by the Executive, all payments and Company benefits to the Executive hereunder, except the payments (if any) provided below, shall immediately cease and terminate. In the event of an early termination or non-renewal by the Company of the Executive’s employment with the Company for any reason other than pursuant to Section 6(a)(b)(c), the Company shall pay the Executive an amount equal to the Liquidated Damages defined in (f) below (in lieu of actual damages) for the early termination or non-renewal of his/her employment. In the event Executive terminates his/her employment for Good Reason pursuant to Section 6(d), the Company shall pay the Executive an amount equal to the Liquidated Damages defined in (f) below (in lieu of actual damages); provided, however, that if Executive terminates his/her employment pursuant to Section 6(d)(i), the Company shall pay the Executive an amount equal to the Liquidated Damages defined specifically in (f)(ii) below (in lieu of actual damages). In the event of (I) a termination of the Executive’s employment for any reason other than pursuant to Section 6(a)(b)(c) or (II) Executive’s termination pursuant to Section 6(d), the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect for the period set forth in (f) below. If (I) the Company terminates the Executive’s employment pursuant to Section 6(a)(b)(c) or (II) the Executive terminates such employment other than for Good Reason pursuant to Section 6(d) or (III) Executive elects not to renew this Agreement as permitted by Section 2 hereof, the Executive shall not be entitled to any Liquidated Damages and the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect as set forth in (f) below. Notwithstanding anything to the contrary herein contained, and in addition to any other compensation to which the Executive may be entitled to receive pursuant to this Agreement, the Executive shall receive all compensation and other benefits to which he or she was entitled under this Agreement or otherwise as an executive of the Company through the termination date.

     (f) Liquidated Damages and Non-Competition/Solicitation. The Liquidated Damages (“Liquidated Damages”) amount, if due as provided above, shall be equal to the weekly amount stated as Base Salary then in effect but not less than the weekly Base Salary amount set forth on Exhibit “A”, through the end of the Term or Renewal Period of the Agreement or for fifty two (52) weeks, whichever is greater, plus an amount equal to the maximum annual performance bonus the Executive could earn as set forth on Exhibit “A” (payable in installments over the same period as the other Liquidated Damages). The provisions of Section 5 (the “Non-Competition/Solicitation Provisions”) shall survive the early termination of this Agreement, by either party, and for any reason, through the end of the Term or Renewal Period of the Agreement or for fifty two (52) weeks, whichever is greater. The provisions of Section 5 (the “Non-Competition/Solicitation Provisions”) shall survive the expiration of this Agreement for a period of fifty two (52) weeks.

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 8	Initial

W. Michael Kipphut

Notwithstanding anything herein to the contrary:

     (i) The amount of Liquidated Damages (if due hereunder) shall not be less than (A) the weekly amount stated as Base Salary on Exhibit “A” or (B) the weekly Base Salary then in effect, whichever is greater, times the number of weeks remaining between the early termination date and the end of the Term or Renewal Period, plus an amount equal to the maximum annual performance bonus the Executive could earn as set forth on Exhibit “A”. The amount of Liquidated Damages shall be paid biweekly in equal installments over such period.

     (ii) In the event of termination of the Executive’s employment pursuant to Section 6(d)(i), Liquidated Damages shall be defined as an amount equal to the weekly Base Salary then in effect or the weekly amount set forth as Base Salary on Exhibit A, whichever is greater, for a period of one hundred four (104) full weeks following such termination. The amount of Liquidated Damages shall be paid biweekly in equal installments over such period.

     In addition, there shall be added to the Liquidated Damages, payable during such one hundred four (104) full weeks, an amount determined by multiplying the maximum annual performance bonus the Executive could earn as set forth on Exhibit “A” in the year such Change of Control occurs by a factor of two (2). Such amount shall be payable in addition to and as a part of the Liquidated Damages payable over such one hundred four (104) full weeks.

     The Liquidated Damages set forth in this subsection (f)(ii) are the only Liquidated Damages payable to Executive in the event of termination of the Executive’s employment pursuant to Section 6(d)(i).

     Finally, in the event of termination of the Executive’s employment pursuant to Section 6(d)(i), all vesting periods relating to stock options, stock grants or any other similar type of equity incentive and/or compensation program shall immediately accelerate and be fully vested and exercisable at the option of the Executive upon the event of termination.

     (g) Condition Precedent to Receipt of Liquidated Damages. Executive expressly agrees that in the event of a termination of this Agreement prior to the expiration of the Term or Renewal Period, Executive will execute an agreement containing the waiver and release provisions set forth on Exhibit “B.” Executive agrees and acknowledges that the execution of such an agreement upon termination prior to the expiration of the Term or Renewal Period, is a condition precedent to the obligation of the Company to pay any Liquidated Damages hereunder. The provisions set forth in Exhibit “B” provide for the release and waiver of important rights and/or claims that Executive might have against the Company at the time of any early termination of this Agreement. Executive hereby represents and warrants that he/she has read the attached Exhibit “B” and fully and completely understands the provisions thereof.

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 9	Initial

W. Michael Kipphut

     7. CHANGE IN CONTROL. For purposes of Section 6(d) of this Agreement, a Change of Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (i) any person or entity, or group thereof acting in concert (a “Person”) (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company, or (E) John H. Sykes), being or becoming the “beneficial owner” (as such term is defined in Securities and Exchange Commission (“SEC”) Rule 13d-3 under the Exchange Act) of securities of the Company which, together with securities previously owned, confer upon such person, entity or group the combined voting power, on any matters brought to a vote of shareholders, of twenty percent (20%) or more of the then outstanding shares of voting securities of the Company; or

          (ii) the sale, assignment or transfer of assets of the Company or any subsidiary or subsidiaries, in a transaction or series of transactions, if the aggregate consideration received or to be received by the Company or any such subsidiary in connection with such sale, assignment or transfer is greater than fifty-one percent (51%) of the book value, determined by the Company in accordance with generally accepted accounting principles, of the Company’s assets determined on a consolidated basis immediately before such transaction or the first of such transactions; or

          (iii) the merger, consolidation, share exchange or reorganization of the Company (or one or more direct or indirect subsidiaries of the Company) as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving or resulting entity or any parent thereof immediately after such merger, consolidation, share exchange or reorganization; or

          (iv) the adoption of a plan of complete liquidation or the approval of the dissolution of the Company; or

          (v) the commencement (within the meaning of SEC Rule 13e-4 under the Exchange Act) of a tender or exchange offer which, if successful, would result in a Change of Control of the Company; or

          (vi) any holder of more than 20% of the shares of capital stock of the Company on the Effective Date of this agreement becomes the holder of more than 50% of the shares of capital stock of the Company; or

          (vii) a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a Change of Control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of this Agreement.

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 10	Initial

W. Michael Kipphut

     8. NOTICE. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by telecopier, facsimile transmission, or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive, to the address set forth on the signature page.

If to the Company:	Sykes Enterprises, Incorporated
400 North Ashley Drive, Suite 2800
Tampa, Florida 33602
Attention: Chief Executive Officer

with a copy to:

Sykes Enterprises, Incorporated
400 North Ashley Drive, Suite 2800
Tampa, Florida 33602
Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

     9. ENFORCEMENT AND GOVERNING LAW. It is stipulated that a breach by Executive of the restrictive covenants set forth in Sections 4 and 5 of this Agreement will cause irreparable damage to Company or its Clients, and that in the event of any breach of those provisions, Company is entitled to injunctive relief restraining Executive from violating or continuing a violation of the restrictive covenants as well as other remedies it may have. Additionally, such covenants shall be enforceable against the Executive’s heirs, executors, administrators and legal representatives, and enforceable by Company’s successors or assigns.

          The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of Florida. Any litigation to enforce this Agreement shall be brought in the state or federal courts of Hillsborough County, Florida, which is the principal place of business for Company and which is considered to be the place where this Agreement is made. Both parties hereby consent to such courts’ exercise of personal jurisdiction over them.

     10. ARBITRATION OF DISPUTES.

     (a) Duty to Arbitrate. Except for any claim by the Company to enforce the restrictive covenants set forth in Sections 4 and 5 above, Company and Executive agree to resolve by binding arbitration any claim or controversy arising out of or related to Executive’s employment by Company or this Agreement, to include all matters directly or indirectly related to your recruitment, employment or termination of employment by the Company including, but not limited to claims involving laws against discrimination whether brought under federal and /or state law, and/or claims involving co-employees

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 11	Initial

W. Michael Kipphut

but excluding workers compensation claims, whether such claim is based in contract, tort, statute, or any other legal theory, including any claim for damages, equitable relief, or both. The duty to arbitrate under this Section extends to any claim by or against any officer, director, shareholder, employee, agent, representative, parent, subsidiary, affiliate, heir, trustee, legal representative, successor, or assign of either party making or defending any claim that would otherwise be arbitrable under this Section. However, this Section shall not be interpreted to preclude either party from petitioning a court of competent jurisdiction for temporary injunctive relief, solely to preserve the status quo pending arbitration of the claim or controversy, upon a proper showing of the need for such relief.

     (b) The Arbitrator. A single arbitrator will conduct the arbitration in Tampa, Florida, U.S.A., in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “Rules”), and judgment upon the written award rendered by the arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the application of the Rules, however, discovery in the arbitration, including interrogatories, requests for production, requests for admission, and depositions, will be fully available and governed by the Federal Rules of Civil Procedure and Local Rules of the United States District Court for the Middle District of Florida. The parties may agree upon a person to act as sole arbitrator within thirty (30) days after submission of any claim or controversy to arbitration pursuant to this Section. If the parties are unable to agree upon such a person within such time period, an arbitrator shall be selected in accordance with the Rules. The arbitrator will not have the power to award punitive or exemplary damages.

     (c) Limitations Period. The parties agree that any claim or controversy that would be arbitrable under this Section must be submitted to arbitration within one (1) year after the claim or controversy arises and that a failure to institute arbitration proceedings within such time period shall constitute an absolute bar to the institution of any proceedings, in arbitration or in any court, and a waiver of all such claims. This Section will survive the expiration or early termination of this Agreement.

     (d) Governing Law. This Agreement shall be governed in its construction, interpretation, and performance by the laws of the State of Florida, without reference to law pertaining to conflict of laws. However, the Federal Arbitration Act, as amended, will govern the interpretation and enforcement of this Section.

     (e) Attorneys’ Fees. The prevailing party in any arbitration or dispute, or in any litigation, arising out of or related to Executive’s employment by Company or this Agreement, shall be entitled to recover all costs and reasonable attorneys’ fees incurred on all levels and in all proceedings, including, but not limited to, arbitration, filing, hearing, processing, and witness fees, and any other costs and fees incurred, in any investigations, arbitrations, trials, bankruptcies, and appeals.

     (f) Severability. Each part of this Section is severable. A holding that any part of this Section is unenforceable will not affect the duty to arbitrate under this Section.

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 12	Initial

W. Michael Kipphut

     11. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by the parties hereto; provided, however, that the terms of the performance bonus and fringe benefits set forth on Exhibit “A” may be amended by the Company in its discretion without the Executive’s consent to the extent provided therein. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Executive’s employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Executive which are not set forth in this Agreement. Any prior agreement relating to the Executive’s employment with the Company is hereby superseded and void, and is no longer in effect. This Agreement shall be binding upon and inure to the benefit of the Company, its respective successors and assigns, and the Executive and his/her heirs, executors, administrators and legal representatives. Except as expressly set forth herein, no party shall assign any of his/her or its rights under this Agreement without the prior written consent of the other party and any attempted assignment without such prior written consent shall be null and void and without legal effect; provided, however, that Company may assign this Agreement to any party that acquires all or substantially all of Company’s assets or business, without Executive’s consent. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument. This Agreement has been negotiated and no party shall be considered as being responsible for such drafting for the purpose of applying any rule construing ambiguities against the drafter or otherwise.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SYKES ENTERPRISES, INCORPORATED		EXECUTIVE

By:	/s/ Charles E. Sykes	/s/ W. Michael Kipphut

CHARLES E. SYKES		W. MICHAEL KIPPHUT

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 13	Initial

W. Michael Kipphut

EXHIBIT “A” TO EMPLOYMENT AGREEMENT

TERM:	Two (2) years: March 6, 2005 to March 5, 2007

BASE SALARY:	$7,086.54 per week payable biweekly

PERFORMANCE BONUS:	Eligible to participate in a performance based bonus program ranging from 0% -60% of base salary

FRINGE BENEFITS:	Eligible for standard executive benefits

RENEWAL NOTICE PERIOD:	Thirty (30) days

THE COMPANY RESERVES THE RIGHT, AT ITS DISCRETION, AT SUCH TIME OR TIMES AS IT ELECTS, TO CHANGE OR ELIMINATE INCENTIVES OR OTHER BENEFITS.

          IN WITNESS WHEREOF, the parties have executed this Exhibit “A” as of the 6th day of March, 2005.

SYKES ENTERPRISES, INCORPORATED		EXECUTIVE

By:	/s/ Charles E. Sykes	/s/ W. Michael Kipphut

CHARLES E. SYKES		W. MICHAEL KIPPHUT

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 14	Initial

W. Michael Kipphut

EXHIBIT “B” TO EMPLOYMENT AGREEMENT

Waiver and Release

     Employee agrees as follows:

     (a) Employee agrees to release and forever discharge by this Agreement the Employer from all liabilities, causes of actions, charges, complaints, suits, claims, obligations, costs, losses, damages, injuries, rights, judgments, attorneys’ fees, expenses, bonds, bills, penalties, fines, and all other legal responsibilities of any form whatsoever whether known or unknown, whether suspected or unsuspected, whether fixed or contingent, whether in law or in equity, including but not limited to those arising from any acts or omissions occurring prior to the effective date of this Agreement, including those arising by reason of any and all matters from the beginning of time to the present, arising out of his past employment with, compensation during, and separation from Employer. Employee specifically releases claims under all applicable state and federal laws, including but not limited to, Title VII of the Civil Rights Act of 1964 as amended, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Family Medical Leave Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Reconciliation Act of 1986, the Americans with Disabilities Act, the Florida Civil Rights Act of 1992, the Workers’ Compensation Act, the Equal Pay Act, the Age Discrimination in Employment Act of 1967 (Title 29, United States Code, Section 621, et seq.) (“ADEA”), as well as all common law claims, whether arising in tort or contract.

     (b) In addition to the other provisions in this Agreement, Employee acknowledges that the information in the following paragraphs is included for the express purpose of complying with the Older Workers’ Benefits Protection Act, 29 U.S.C. 626(f):

     (1) I, W. Michael Kipphut, was over 40 years of age when I separated my employment and when I signed this Agreement. I realize there are many laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment pursuant to which I may have rights or claims, including the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”). I hereby waive and release any rights or claims I may have under the ADEA.

     (2) By signing this Agreement, I state that I am receiving compensation and benefits to which I was not otherwise entitled. I am waiving and releasing all claims against Employer that I may have based on my age. I am not waiving any claim or action under the ADEA based upon rights or claims that may arise after the date I sign this Agreement.

     (3) I am being given monetary consideration in exchange for the release and waiver of all claims that I am agreeing to herein. I am receiving this monetary consideration without having to perform services of an equal value.

     (4) I was informed in writing that I could consult with an attorney before signing this Agreement. I acknowledge that I was given the opportunity to

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 15	Initial

W. Michael Kipphut

consider this Agreement for twenty-one (21) days before signing it, and, if I sign it, to revoke it for a period of seven (7) days thereafter. Regardless of when I signed this Agreement, I acknowledge that my seven-day period will not be waived. No payments will be made to me until after the seven-day revocation period expires.

     (c) Employee shall not disclose, either directly or indirectly, any information whatsoever regarding any of the terms or the existence of this Agreement or of any other claim Employee may have against the Employer, to any person or organization, including but not limited to members of the press and media, present and former employees of the Employer, companies who do business with the Employer, or other members of the public. The only exceptions to Employee’s promise of confidentiality herein is that Employee may reveal such terms of this Agreement as are necessary to comply with a request made by the Internal Revenue Service, as otherwise compelled by a court or agency of competent jurisdiction, as allowed and/or required by law, or as necessary to comply with requests from Employee’s accountants or attorneys for legitimate business purposes.

     (d) Employee shall refrain from making any written or oral statement or taking any action, directly or indirectly, which Employee knows or reasonably should know to be disparaging or negative concerning the Employer except as allowed or required by law. Employee also shall refrain from suggesting to anyone that any written or oral statements be made which Employee knows or reasonably should know to be disparaging or negative concerning the Employer, or from urging or influencing any person to make any such statement. This provision shall include, but not be limited to, the requirement that Employee refrain from expressing any disparaging or negative opinions concerning the Employer, Employee’s separation from the Employer, any of the Employer’s officers, directors, or employees, or any other matters relative to the Employer’s reputation as an employer. Employee’s promises in this subsection, however, shall not apply to any judicial or administrative proceeding in which Employee is a party or has been subpoenaed to testify under oath by a government agency or by any third party.

     (e) Beginning on the date of this Agreement and continuing at all times hereafter, Employee and Employer shall, without any additional compensation except as provided herein, provide each other with full cooperation and reasonable assistance in connection with Employer’s defense of (1) any litigation against Employer, its officers, its subsidiaries, or its affiliates pending as of the date hereof or (2) any other litigation against Employer, its officers, its subsidiaries, or its affiliates arising out of or relating to any circumstance, fact, event, or omission alleged to occur while Employee was employed by Employer. Employee shall at all times promptly be reimbursed by Employer for any and all out-of-pocket expenses, including travel expenses, that may be incurred by Employee in providing such cooperation and assistance, and to the extent that Employee provides any such assistance or cooperation after the Post-Employment Period, the Employee also shall be compensated for his time in providing such cooperation and assistance at a rate equivalent to a per diem based upon his base salary as in effect under the Employment Agreement as of the date hereof. Such cooperation and assistance shall

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 16	Initial

W. Michael Kipphut

include, but not be limited to, access for research, being available for consultation, for deposition and trial testimony, and for availability and execution of discovery-related documents such as interrogatories, affidavits, requests for production, requests for admissions, and responses to each, as deemed necessary. Employee and Employer further agree to provide their good will and good faith in providing honest and forthright cooperation in all other aspects of their defense of any such litigation.

               Effective Date. This Agreement may be revoked by the Employee for a period of seven (7) days following the execution of the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.

               IN WITNESS WHEREOF, and intending to be legally bound, the Employer by its authorized representative, and Employee, execute this Employment Waiver and Release, by signing below voluntarily and with full knowledge of the significance of all its provisions.

               PLEASE READ CAREFULLY. THIS EMPLOYMENT WAIVER AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Executive Term	Sykes Enterprises Incorporated
Revised 02/05	Page Number 17	Initial